                                                                    EXHIBIT 99.2


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of  Prentiss Properties Trust

  We have audited the accompanying combined statement of revenues and certain operating expenses of the Natomas Properties (the "Natomas Properties") for the year ended December 31, 1996. The combined statement of revenues and certain operating expenses is the responsibility of the Natomas Properties' owners. Our responsibility is to express an opinion on the combined statement of revenues and certain operating expenses based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

  The accompanying combined statement of revenues and certain operating expenses was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the Natomas Properties' revenues and expenses and may not be comparable to results from proposed future operations of the Natomas Properties.

  In our opinion, the combined statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

March 12, 1997
Dallas, Texas

                                     F-32
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                             THE NATOMAS PROPERTIES
         COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

Revenues:
  Rental income........................................................ $11,037
  Other income.........................................................     128
                                                                        -------
                                                                         11,165
Certain operating expenses:
  Real estate taxes....................................................     993
  Repairs and maintenance..............................................   1,115
  Property management..................................................     638
  Utilities............................................................   1,040
  Insurance............................................................     181
                                                                        -------
                                                                          3,967
                                                                        -------
Revenues in excess of certain operating expenses....................... $ 7,198
                                                                        =======

    The accompanying notes are an integral part of this financial statement.

                            THE NATOMAS PROPERTIES
    NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

                            (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION:

  The combined statement of revenues and certain operating expenses for the year ended December 31, 1996 relate to the operations of the Natomas Properties (the "Natomas Properties"), which are currently under contract to be acquired by Prentiss Properties Trust from an unaffiliated third-party for an aggregate purchase price of $78.2 million (including estimated closing costs and $3 million for adjacent land). The Natomas Properties consist of six Class "A" suburban office buildings in Sacramento, California. The Natomas Properties consist of office buildings totaling approximately 564,606 net rentable square feet.

  The accompanying combined statement excludes certain expenses such as interest, depreciation and amortization and other costs not directly related to the future operations of these properties that may not be comparable to the expenses expected to be incurred in the proposed future operations of these properties. Management is not aware of any material factors relating to these properties which would cause the reported financial information not to be necessarily indicative of future operating results.

  The combined statement of revenues and certain operating expenses have been prepared on the accrual basis of accounting.

 Revenue and Expense Recognition

  Rental income is recorded when due from tenants. The effects of scheduled rent increases and rental concessions, if any, are recognized on a straight-line basis over the term of the tenant's lease.

  During the year ended December 31, 1996, rents attributable to one tenant represented 24% of total base rental income.

 Future Rental Revenues

  The properties are leased to tenants under net operating leases. Minimum lease payments receivable, excluding tenant reimbursement of expenses, under noncancellable operating leases in effect as of December 31, 1996, are approximately as follows:

       1997............................................................. $ 9,740
       1998.............................................................   9,201
       1999.............................................................   8,755
       2000.............................................................   7,309
       2001.............................................................   4,638
       Thereafter.......................................................   2,405
                                                                         -------
                                                                         $42,048
                                                                         =======

  Office space in the Natomas Properties is generally leased to tenants under lease terms which provide for tenants to pay for increases in operating expenses in excess of specified amounts.

 Use of Estimates

  The preparation of the combined statement of revenues and certain operating expenses requires management to make estimates and assumptions that affect the reported amounts, revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

2. RELATED PARTY TRANSACTIONS:

  Certain of the owners hold an interest in the management company of the Properties. Fees incurred under this management agreement were $379,802 for the year ended December 31, 1996.

                                     F-34